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                                                                    EXHIBIT 4.79

                                                                  CONFORMED COPY

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                  AGREEMENT FOR THE CREATION OF A PLEDGE OVER
                      BANK ACCOUNTS OF MARCONI SUD S.P.A.

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                                    CONTENTS

CLAUSE                                                                                                   PAGE
1.     Recitals And Definitions.......................................................................     5

2.     Creation Of A Pledge Over Bank Account.........................................................     8

3.     Confirmation Of Creation Of Pledge.............................................................     9

4.     Secured Obligations............................................................................    10

5.     Validity Of The Security.......................................................................    11

6.     Exercise Of Rights Of Pledge...................................................................    12

7.     Assignment, Transfer Or Amendments.............................................................    12

8.     Pledgor's Undertakings.........................................................................    13

9.     Security Trustee...............................................................................    13

10.    Release Of The Pledge..........................................................................    14

11.    Election Of Domicile And Notice................................................................    14

12.    Miscellaneous..................................................................................    15

13.    Governing Law And Jurisdiction.................................................................    15

14.    Expenses, Cost And Taxes.......................................................................    15

Schedule A1...........................................................................................    17

Schedule A2...........................................................................................    20

Schedule B............................................................................................    23

Schedule C............................................................................................    24

Schedule D............................................................................................    29

Schedule E............................................................................................    30

Schedule F............................................................................................    31

Schedule G............................................................................................    33

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                   CONSTITUTION OF A PLEDGE OVER BANK ACCOUNTS

By this Agreement,

                                     BETWEEN

(1) Marconi Sud S.p.A. (the "PLEDGOR"), a company incorporated in Italy, with registered office at Roma, via Viola Cesare Giulio 43, with share capital equal to E12,642,000.00, registered under No./Tax Code 04159131004 of the Companies' Register of Roma, represented, severally, by Mary Angela Skelly, born in London, UK, on 11 January 1961; Kevin David Smith, born in Birmingham, UK, on 13 July 1962; Craig George Donaldson, born in Dunfermline, Scotland, on 30 July 1969; Thomas Charles Ryley Shepherd, born in Hereford, UK, on 8 August 1967; William Edwin Johnson, born in Poole, UK, on 31 July 1969; Christopher Charles Holden, born in Leeds, UK, on 12 November 1948, duly authorised by virtue of a power of attorney executed on 15 May 2003

                                       AND

(2) The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE"), a company incorporated in England and Wales, with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England with share capital equal to L5,000,000, registered under No. 01675231 of the Companies' Register of England and Wales, Tax code 374/1167019320/A, which participates in the execution of this Agreement on its own behalf as Secured Creditor and also as common representative (mandatario con rappresentanza) in the name and on behalf of the other Secured Creditors (as defined below) pursuant to the power conferred on it under Clause 6.5 (Declaration of Trust and Appointment as Administrator (Italy)) of the Security Trust and Intercreditor Deed (as defined below), represented by Richard David Rance, born in Amersham on 30 September 1955, duly authorised by virtue of a resolution of the board of directors of the Security Trustee dated 30 August 2002;

                                     WHEREAS

(A) Law Debenture Trust Company of New York, as "Senior Note Trustee", and, among others, Marconi Corporation plc, as "Issuer", executed on or about 19 May 2003 an indenture denominated "Senior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "SENIOR NOTE INDENTURE"), under which Marconi Corporation plc issued or will issue US dollar 717,139,584 notes (these notes will be referred to below as the "SENIOR NOTES"). Schedule A1 to this Agreement contains a table summarising the main financial terms of the Senior Note Indenture.

(B) JPMorgan Chase Bank, as "Junior Note Trustee", and, among others, Marconi Corporation plc, as "Issuer", executed on or about 19 May 2003 an indenture denominated "Junior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "JUNIOR
         NOTE INDENTURE"), under which Marconi Corporation plc issued or will issue US dollar 486,881,472 notes (these notes will be referred to below as the "JUNIOR NOTES"). Schedule A2 to this Agreement contains a table summarising the main financial terms of the Junior
         Note Indenture.

(C) HSBC Bank plc, as "Agent" and "Security Trustee", and certain financial institutions as "Banks" have made available to Marconi Bonding Limited as "Applicant" a committed multicurrency revolving facility for the issue of bonds in an aggregate amount equal to L50,000,000 pursuant to a facility agreement executed on 27 March 2003 (the "NEW BONDING FACILITY AGREEMENT") between HSBC Bank plc, the financial institutions defined in that agreement as "Banks" and as "Issuing Banks" (together, the "BONDING FINANCE PARTIES"), Marconi Bonding Limited as "Applicant", Marconi Corporation plc as "Company" and certain other companies of the Marconi Group (as defined below) as "Indemnifying Companies" (together, the "BONDING OBLIGORS").

(D) The New Bonding Facility Agreement has been made available for the purpose of supporting the obligations owed by the Bonding Obligors to third parties where such obligations are incurred in the ordinary course of the Marconi Group's trade or business but not for the purpose of supporting any obligation of the members of the Marconi Group under the Indentures (as defined below).

(E) Under the New Bonding Facility Agreement, the Pledgor undertakes to indemnify the relevant Issuing Bank (as defined therein) against any cost, loss or liability incurred by that Issuing Bank in acting as the Issuing Bank under any Bond (as defined in the New Bonding Facility Agreement) granted in favour of the Pledgor.

(F) Schedule B, Part I, to this Agreement contains the list of the New Bonding Facility Banks and New Bonding Facility Agent to the New Bonding Facility Agreement. Schedule B, Part II, to this Agreement contains a table summarising the main financial terms of the New Bonding Facility Agreement.

(G) The Notes (as defined below) have been issued under the terms of the Indentures, as described in Schedules A1 and A2 and the New Bonding Facility Agreement has been granted subject to, among other things, the granting of the pledge over bank accounts under this Agreement.

(H) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed, by executing on or about 19 May 2003 a guarantee denominated "Senior Note Guarantee" (the "SENIOR GUARANTEE"), the obligations of the Issuer under the Senior Note Indenture and the Senior Notes.

(I) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed, by executing on or about 19 May 2003 a guarantee denominated "Junior Note Guarantee" (the "JUNIOR GUARANTEE"), the obligations of the Issuer under the Junior Note Indenture and the Junior Notes.

(J) Each of the companies listed under Schedule C, Part II, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed by executing on or about 19 May 2003 a guarantee denominated the Composite Guarantee (the "COMPOSITE GUARANTEE" and, together with the Senior Guarantee and the Junior Guarantee, collectively, the "GUARANTEES"), among other things, certain obligations under the New

                                     - 4 -

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         Bonding Facility Agreement, the Security Trust and Intercreditor Deed,
         as defined below, and any Security Documents.

(K) The aggregate of the obligations of the Pledgor as guarantor under the Guarantees are limited under the Security Trust and Intercreditor Deed to the higher of:

         (1) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its last approved financial statements at the time it executes or accedes to the Guarantees; and

         (2) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its most recent approved financial statements at the time the Guarantees are enforced.

         "NET WORTH" means, for the purposes of this clause, the total value of the "Patrimonio Netto" of the Pledgor pursuant to the definition of
         Article 2424 of the Italian Civil Code.

(L) Marconi Corporation plc and, among others, The Law Debenture Trust Corporation plc, executed on or about 19 May 2003 an agreement denominated "Escrow Agreement", under which Marconi Corporation plc has established certain escrow accounts which HSBC Bank plc as "Escrow Bank" for the deposit of certain amounts in order to fund the mandatory redemption of some or all of the Notes (as defined below) and to satisfy certain obligations on the Existing Performance Bond as defined in the Escrow Agreement

(M) The Law Debenture Trust Corporation p.l.c., as "Security Trustee", Law Debenture Trust Company of New York, as "Senior Note Trustee", JPMorgan Chase Bank, as "Junior Note Trustee", Marconi Corporation plc, as "Issuer" and, among others, the Pledgor as "Guarantor", executed on or about 19 May 2003 a security trust and intercreditor deed to regulate, among other things, the ranking of secured liabilities, the powers of the Security Trustee, and the enforcement of the security interests (the "SECURITY TRUST AND INTERCREDITOR DEED").

(N) The Security Trust and Intercreditor Deed, the New Bonding Facility Agreement and the Guarantees will be referred to below as the "SECURED CONTRACTS".

(O) The Pledgor currently owns the accounts indicated in the attached Schedule D, respectively held at the banks listed in the same Schedule (the "ACCOUNTS").

(P) In relation to the above, the Pledgor intends to grant in pledge, and hereby so grants in pledge, the amounts at any time credited on the Accounts and the claims of the Pledgor for the restitution of the balance from time to time existing on the Accounts, jointly and on a pro-indiviso basis in favour of the Secured Creditors (as defined below), as security for the Secured Obligations (as defined below).

               THIS BEING AGREED, it is hereby agreed as follows:

1.       RECITALS AND DEFINITIONS

1.1 The Recitals and Schedules are an integral and substantial part of this Agreement.

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1.2      The terms defined in the Security Trust and Intercreditor Deed have the same meaning where used capitalised in this Agreement, unless otherwise agreed or specified or the context otherwise requires.

1.3 Headings in this Agreement are for ease of reference only and do not affect its interpretation.

1.4 Unless the context requires otherwise, every reference in this Agreement to an Article, Paragraph or Schedule will refer to an article, paragraph or schedule to or of this Agreement.

1.5 Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail, subject however to the application of the mandatory provisions of Italian law.

1.6 The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.7      In this Agreements the term:

         1.7.1 "BONDING FACILITY ENFORCEMENT EVENT" shall mean the occurrence of both of the following circumstances:

                  (a) an acceleration of any Secured Obligations arising under the New Bonding Facility Agreement or any declaration that any Secured Obligations arising under the New Bonding Facility Agreement are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the New Bonding Facility Agreement) or any failure by any Obligor to pay any principal amount in respect of any Secured Obligations arising under the New Bonding Facility Agreement whether on maturity or otherwise; and

                  (b) the Security Trustee, in accordance with the terms of the Security Trust and Intercreditor Deed, having taken any step or steps to enforce this Agreement following the occurrence of an Enforcement Event;

         1.7.2 "BUSINESS DAY" means a day (other than Saturday or Sunday) on which commercial banks are open for general business in London, New York and Milan;

         1.7.3    "DEPOSITORY BANKS" means any of the banks listed in Schedule
                  D;

         1.7.4 "ENFORCEMENT EVENT" means the acceleration of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) or any declaration that any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Secured Contracts) or any failure by any Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise;

         1.7.5 "EVENT OF DEFAULT" has the meaning given to such term in the Security Trust and Intercreditor Deed;

         1.7.6    "INDENTURES" means the Senior Note Indenture and the Junior
                  Note Indenture and "INDENTURE" means either of them;

         1.7.7 "INTERIM BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Interim Bonding Facility Letter (as defined below);

         1.7.8 "INTERIM BONDING FACILITY LETTER" means the facility letter dated 10 May 2002, as amended on 24 October 2002, between HSBC Bank plc, Barclays Bank p.l.c., JPMorgan Chase Bank and Marconi Bonding Limited in an amount up to L150,000,000 (or the equivalent in other currencies) for the issuance of bonds, guarantees, letters of credit, indemnities and similar instruments;

         1.7.9 "ITALIAN CIVIL CODE" means the Italian civil code, as approved by Royal Decree no. 262 of 16 March 1942, as subsequently amended and supplemented;

         1.7.10 "MARCONI GROUP" means Marconi Corporation plc and all of its direct or indirect subsidiaries;

         1.7.11 "NOTE TRUSTEES" means the Senior Note Trustee and the Junior Note Trustee collectively and the "NOTE TRUSTEE" means either of them;

         1.7.12 "NOTES" means the Senior Notes and the Junior Notes, collectively;

         1.7.13 "OBLIGOR" means each of the Issuer and the Guarantors as defined in the Security Trust and Intercreditor Deed;

         1.7.14 "SECURED CREDITORS" means The Law Debenture Trust Corporation p.l.c. with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, in its capacity as Security Trustee; any Receiver or Delegate; The Bank of New York with registered office at One Wall Street, New York, New York, 10286, USA, in its capacity as Depositary, as Senior Noteholder (as defined in the Senior Guarantee) (for such time as it is the holder of the Global Senior Notes, as such term is defined in the Senior
                  Note Indenture), as Junior Noteholder (as defined in the Junior Guarantee) (for such time as it is the holder of the Global Junior Notes, as such term is defined in the Junior
                  Note Indenture), as the Paying Agent and as the Registrar; Law Debenture Trust Company of New York with registered office at 767 Third Avenue, 31st Floor, New York, New York, 10017, USA, in its capacity as the Senior Note Trustee (for itself and as trustee for the holders of the Senior Notes); JPMorgan Chase Bank acting through an office at Trinity Tower, 9 Thomas More Street, London, E1W 1YT, in its capacity as the Junior Note Trustee (for itself and as trustee for the holders of the Junior Notes); HSBC Bank plc, with registered office at City Corporate

                                     - 7 -

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                  Banking Centre, 27-32 Poultry, London EC2P 2BX, England, in
                  its capacity as Escrow Bank; the New Bonding Facility Agent and each of the New Bonding Facility Banks (as defined in the Security Trust and Intercreditor Deed and as set forth in Schedule B Part 1); and their assignees ("cessionari") and/or successors ("successori") whether universal ("a titolo universale") or singular ("a titolo particolare");

         1.7.15   "SECURED OBLIGATIONS" has the meaning specified in Article 4;

         1.7.16 "SECURITY" means any security granted by the Pledgor, as of the date of this Agreement, in favour of the Secured Creditors or some of them in relation to the Secured Contracts;

         1.7.17 "SECURITY TRUSTEE" means The Law Debenture Trust Corporation p.l.c. (and any Delegate pursuant to Clause 16 (Delegation and Additional Security Trustee) of the Security Trust and Intercreditor Deed), appointed by the Secured Creditors pursuant to the Security Trust and Intercreditor Deed, to act as common representative ("mandatario con rappresentanza") for the purpose of entering into this Agreement on their behalf and undertaking any other actions and exercising any right, remedy, power and discretion in relation to the creation, perfection, maintenance, enforcement and release of the security created by this Agreement;

         1.7.18 "TEMPORARY BONDING FACILITY DOCUMENTS" means the Bonding Documents referred to in the Temporary Bonding Facility Letter; and

         1.7.19 "TEMPORARY BONDING FACILITY LETTER" means the facility letter dated 8 February 2002 between HSBC Bank plc, Barclays Bank PLC and Marconi Bonding Limited in an amount up L50,000,000
                  (or the equivalent in other currencies) for the issuanCE of bonds, guarantees, letters of credit, indemnities and similar instruments.

1.8 In this Agreement the expression "TO DISPOSE OF" shall mean (in relation to any Account) to withdraw or transfer, and "DISPOSAL" shall be construed accordingly.

2.       CREATION OF A PLEDGE OVER BANK ACCOUNT

2.1 The Pledgor grants in pledge, jointly and on a pro-indiviso basis in favour of the Secured Creditors, as security for the Secured Obligations (as defined in Article 4):

         2.1.1    each and all of its rights in the Accounts;

         2.1.2 all of the sums from time to time credited on the Accounts, including any future payments made by third parties or by order of the Pledgor on the Accounts; and

         2.1.3 its claim for restitution of the balance from time to time existing on the Accounts.

2.2 The pledge created by this Agreement shall take effect subject to, and shall not restrict the ability of the Pledgor to create any (a) security or (b) other arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off,

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

         made subject to a combination of accounts or otherwise subject to time deposit arrangements or other flawed asset rights (whether or not such security is or is to be created on, before or after the date of this Agreement) which secures obligations under and/or in respect of:

         2.2.1    the Interim Bonding Facility Documents;

         2.2.2    the Temporary Bonding Facility Documents;

         2.2.3    the New Bonding Facility Agreement;

         2.2.4    the Existing Performance Bonds; and

         2.2.5    any other bonding facility expressly permitted pursuant to
                  Section 4.07 (Limitations on Indebtedness and Preferred Stock) of the Senior Note Indenture and Section 4.06 (Limitations on Indebtedness and Preferred Stock) of the Junior Note Indenture,

         in each case as a result of the provision of cash collateral as permitted pursuant to the terms of the Indentures or any of them, the Escrow Agreement or the Security Trust and Intercreditor Deed.

3.       CONFIRMATION OF CREATION OF PLEDGE

3.1 Within 10 (ten) Business Days after the date of this Agreement, the Pledgor must serve (i.e. complete service process on) each of the Depository Banks, by way of a Court Bailiff (i.e. "notifica a mezzo ufficiale giudiziario"), with a statement duly signed by its legal representative and bearing a date certain ("data certa"), in the form indicated in Schedule E, to ensure that the pledge created by this Agreement benefits from the features indicated in Articles 2787 and 2800 of the Italian Civil Code with reference to each and all rights in the Accounts, any sums from time to time credited on the Accounts (including any future payments effected by third parties or by order of the Pledgor) and the claims for restitution of the balance from time to time existing on the Accounts. The original of the service report must be delivered to the Security Trustee within 5 (five) Business Days following the date of service.

3.2 The obligation as described under Paragraph 3.1 may be replaced by delivery by the Pledgor to the Security Trustee, within 10 (ten) Business Days from execution of this Agreement, of a notarised statement of acceptance of the constitution of pledge rendered by the Depository Banks in accordance with the form described in Schedule F.

3.3 Without prejudice to Paragraph 3.1, the Pledgor must serve by way of a Court Bailiff each of the Depository Banks quarterly with copies of the monthly bank statement referred to the last relevant month ("estratti conti mensili") in the form described under Schedule G, within 20 (twenty) Business Days from the end of that quarterly period. The originals of the service reports must be mailed by registered letter or courier to the Security Trustee within 10 (ten) Business Days from receipt of the same service reports by the Pledgor. The first such monthly bank statement shall be delivered within 20 (twenty) Business Days after the end of June 2003.

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3.4      The obligation to deliver the service reports described under Paragraph
         3.3 may be replaced by a statement of acceptance from each of the Depository Banks, set out at the foot of the bank statement received from the Pledgor, in accordance with the form set out in Schedule F, signed before a Notary and bearing a date certain ("data certa"), pursuant to Article 2704 of the Italian Civil Code. The originals of the statements of acceptance must be delivered to the Security Trustee within 10 (ten) Business Days from receipt of the same originals by the Pledgor.

3.5 In addition to the above, the Security Trustee is authorised, and is irrevocably empowered by the Pledgor, to act in its name and on its behalf in this respect, to carry out the service process on the Depository Banks described under Paragraph 3.1, for and on behalf of the Pledgor, quoting the balance of each of the Accounts and providing confirmation that, under this Agreement, the Pledgor's claims for restitution of the related balance have been granted in pledge in favour of the Security Trustee on behalf of the Secured Creditors.

3.6 Subject to Paragraph 3.7, the Pledgor may only dispose of sums on the Accounts in compliance with the provisions of the Secured Contracts, for the sole purpose of satisfying the debts of the Pledgor vis-a-vis the Secured Creditors under (i) the Secured Contracts and/or (ii) any Secured Obligations (as defined under Article 4) due at that time.

3.7 Notwithstanding Paragraph 3.6, the Secured Creditors, acting through the Security Trustee, consent to the Pledgor making disposals of sums from the Accounts on a daily basis, it being understood that the Secured Creditors, also acting through the Security Trustee, have a right to revoke such consent at any time.

3.8 In both of the above cases under Paragraph 3.6 and 3.7, the relevant sums will be deemed released from the pledge created by this Agreement, which will remain in full force and effect in respect of the remaining balance of the Accounts.

3.9 The right to dispose of any sum deposited on the Accounts will in any event terminate upon receipt of notification sent by the Security Trustee, pursuant to Article 6, following which the Depository Banks must refuse to perform any instructions received from the Pledgor and must act solely in compliance with instructions received from the Security Trustee.

4.       SECURED OBLIGATIONS

4.1 The pledge created by this Agreement jointly secures, for their entire value, and without there being any requirement to previously request payment from, or enforce any other security against ("senza beneficio della preventiva escussione"), the Pledgor as a guarantor under the Guarantees, all rights and claims, existing and future, of the Secured Creditors vis a vis the Pledgor arising under the Secured Contracts.

4.2      Notwithstanding Paragraph 4.1 above, it is understood that:

         4.2.1 in respect of Secured Obligations owed by the Pledgor in its capacity as guarantor (i.e. as person guaranteeing third parties' obligations or committing itself to perform third parties' obligations or covenanting to pay third parties' obligations) under any of the Secured Contracts, the aggregate amount of such Secured Obligations under any and all Security will be subject to the limitation applied to the Guaranteed Obligations in the Security Trust and Intercreditor Deed as indicated in Recital (K) above; and

         4.2.2 in respect of any Secured Obligations owed by the Pledgor other than in its capacity as guarantor (as detailed in Paragraph 4.2.1 above), the aggregate amount of such Secured Obligations under any and all Security will not be subject to any limitation.

4.3 It is understood that any parallel debt obligation, covenant to pay obligation or commitment to perform obligation of the Pledgor (including, by the way of example, the obligations under Clauses 3.1, 6.3 and 8.4 of the Security Trust and Intercreditor Deed) are subject to the same limitations indicated in Paragraph 4.2 above in connection with the nature of the obligations they refer to; that is,

         4.3.1 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor in its capacity as guarantor as detailed in Paragraph 4.2.1 above, the limitations indicated in Paragraph 4.2.1 shall apply; and

         4.3.2 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor other than in its capacity as guarantor as detailed in Paragraph 4.2.1 above, the limitations indicated in Paragraph 4.2.1 shall not apply.

4.4 The pledge created by this Agreement also secures, equally ("in pari grado") with the other claims referred to in this Article, any credit of the Secured Creditors vis-a-vis the Pledgor arising under the Secured Contracts as a consequence of the provision of any facilities to be granted by the Secured Creditors in excess of those already provided under the Secured Contracts, or after their maturity as originally provided in the Secured Contracts, or after notice of termination of these contractual relationships.

4.5 The claims which are secured by the pledge created by this Agreement are referred to as the "SECURED OBLIGATIONS".

5.       VALIDITY OF THE SECURITY

5.1 The pledge created by this Agreement will remain in force in its entirety notwithstanding any partial repayment or satisfaction of the Secured Obligations, until the Secured Obligations are satisfied in full, and, unless previously released pursuant to Article 10, until the relative payments made by the Pledgor, if any, are: (i) not capable of being declared null or voidable, or (ii) no longer subject to being declared unenforceable, ineffective or reduced as a consequence of bankruptcy claw-back ("revocatoria fallimentare") as the relevant hardening periods provided for under Articles 65 or 67 of the Italian Bankruptcy Law (R.D., 16 March 1942, No. 267) have expired.

5.2 The pledge created by this Agreement is in addition to any other security or guarantee of which the Security Trustee may or will have the benefit now or in the future in respect of all or some of the Secured Obligations.

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

5.3 The pledge created by this Agreement will remain in full force and effect notwithstanding any subsequent amendments to the Secured Contracts or to the Secured Obligations, including, for example, any extension of the terms of repayment, partial or total assignment or transfer of the Secured Contracts or of the Secured Obligations, or any other amendments to the terms and conditions applicable under the Secured Contracts or under the Secured Obligations.

6.       EXERCISE OF RIGHTS OF PLEDGE

         The Pledgor accepts that for the purposes of enforcing the pledge created by this Agreement, at any time after the occurrence of an Enforcement Event or of a Bonding Facility Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Issuer thereof and upon receipt by the Pledgor of notice thereof from the Security Trustee, the Security Trustee has the right, in its absolute discretion, to give instructions to the Depository Banks to transfer the amounts resulting from the balance on the Accounts to an account opened in the name of the Security Trustee and has the right to retain such amounts on behalf of the Secured Creditors and apply them in satisfaction of the Secured Obligations, pursuant to Article 2803 of the Italian Civil Code. In relation to the above, the Depository Banks are therefore authorised to dispose of the relevant amounts in accordance with the instructions received from the Security Trustee.

7.       ASSIGNMENT, TRANSFER OR AMENDMENTS

7.1 The Security Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Pledgor and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

7.2 To the extent permitted under the Security Trust and Intercreditor Deed, any assignment or transfer of the Secured Contracts or of the Secured Obligations will be and take effect as an assignment or transfer of the contract ("cessione del contratto") and/or the assignment or transfer of the rights under the contract ("cessione del credito"), as the case may be, without novative effect ("efficacia novativa") on the contract themselves or on the Secured Obligations existing at the time the assignment or transfer is perfected.

7.3 If requested by the Security Trustee, the Pledgor hereby undertakes to notify the Depository Banks of the transfer of the rights of pledge following an assignment in favour of any party who will be indicated as the assignee, in whole or in part, of the Secured Contracts or of any credit deriving under the same, in any deed of transfer executed between such party and each Secured Creditor (or its assignee). For the avoidance of doubt, when such assignment takes place on or after the exchange of all or any Global Senior Notes or Global Junior Notes for Definitive Registered Senior Notes or Definitive Registered Junior Notes (as the case may be), the Pledgor shall only be required to notify the Depository Banks of such information in respect of assignments of such Definitive Registered Senior Notes or Definitive Registered Junior Notes (as the case may be) as it knows or can acquire using all commercially reasonable and practicable efforts (including by making request of the Registrar). For the purposes of this Paragraph 7.3, the terms "Global Senior Notes", "Definitive Registered Senior Notes", "Global Junior Notes" and "Definitive Registered Junior Notes" shall have the meanings given to such terms in the Senior Note Indenture and the Junior Note Indenture respectively.

7.4 Without prejudice to the Paragraphs above and to Article 8 below, the Pledgor confirms and accepts that the pledge created by this Agreement will remain in full force and effect and will be binding on the Pledgor, its successors and assignees even after any change in all or any of the Secured Contracts or in all or any of the Secured Obligations - to the extent such changes are made in compliance with the provisions of the Secured Contracts (including, without limitation, the extension of the facilities; the postponement of the terms of reimbursement of the outstanding amounts; or the accession to any of the Secured Contracts of any additional obligor), and to this purpose the Pledgor expressly agrees to the continuation of the pledge created by this Agreement, in case of changes in all or any of the Secured Contracts or in all or any of the Secured Obligations (including by way of novation of all or any of the Secured Contracts under English law);

7.5 Without prejudice to Paragraph 7.3 above, any cost incurred as a result of transfer or assignments of the rights arising under this Article 7, are for the account of the Pledgor.

8.       PLEDGOR'S UNDERTAKINGS

8.1 The Pledgor must from time to time and at any time, promptly and at its own expense enter into and execute any further documents and deeds and undertake all further actions (including making all filings and registrations) which are necessary and requested by the Security Trustee in order to create, perfect, protect and maintain the effectiveness of the pledge created by this Agreement or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law and/or to facilitate the realisation of the rights pledged pursuant to the Agreement. For the avoidance of doubt, the undertaking in this Article 8 shall include an undertaking by the Pledgor to enter into and execute any deeds of confirmation under Article 1232 of the Italian Civil Code which may be requested by the Security Trustee following a change in all or any of the Secured Contracts or a change in all or any of the Secured Obligations.

8.2 Except as not expressly prohibited under the terms of the Indentures, the Pledgor shall not:

                  (a) create or permit to arise any mortgage, charge or lien or other security interest on the Accounts or any interest in or part of the Accounts; or

                  (b) sell or attempt to sell or otherwise dispose of the Accounts or any interest in or part of the Accounts.

9.       SECURITY TRUSTEE

         The Pledgor acknowledges that The Law Debenture Trust Corporation p.l.c., as Security Trustee, is appointed as "mandatario con rappresentanza" under Clause 6.5 (Declaration of Trust and Appointment as Administrator (Italy)) of the Security Trust and Intercreditor Deed.

10.      RELEASE OF THE PLEDGE

         Upon full and final satisfaction of the Secured Obligations, upon expiry of any hardening period which may be applicable to the relevant payments (as provided above under Paragraph 5.1), or if previously, at the occurrence of the circumstances as specified in Clause 5.3 (Release of Transaction Security on Discharge of Secured Obligations) and Clause
         5.4 (Release of Transaction Security in Connection with Permitted Disposals) of the Security Trust and Intercreditor Deed, the pledge created by, and the obligations under, this Agreement will cease to be in full force and effect, and, at the request and cost of the Pledgor, the Security Trustee (in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) will consent to the release of the pledge created by this Agreement, provided that at the occurrence of the circumstances specified in Clause 5.4 (Release of Transaction Security in Connection with Permitted Disposals) of the Security Trust and Intercreditor Deed, the pledge created by, and the obligations under, this Agreement will cease to be in full force and effect only in respect of the Accounts and all sums credited to the Accounts forming part of the Transaction Security (as defined in the Security Trust and Intercreditor Deed) so released pursuant to that clause and the Security Trustee's consent to the release of the pledge created by the Agreement will be limited to the assets so released.

11.      ELECTION OF DOMICILE AND NOTICE

         For the purpose of this Agreement and of the security rights arising under this Agreement, the Pledgor elects domicile at the address referred to below. The Pledgor may be sent any communication relating to this Agreement and to the pledge rights created by this Agreement at the elected domicile, including notice of any legal proceedings and records of any judicial proceedings related to this Agreement and to the pledge created by this Agreement. Unless otherwise agreed upon, any notice or communication to be sent to any of the parties to this Agreement shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

         If to the PLEDGOR:

         Marconi Sud S.p.A.
         Via Lodovico Calda 5,
         16153 Genova
         Italy
         Attention: Presidente del Consiglio di Amministrazione
         Telephone: +39/010/6002861
         Fax: +39/010/6002928

         With copy to:
         Mr. Marco Arato
         Bonelli Erede Pappalardo - Studio Legale
         Via Padre Santo, 5/8

         16122 Genova
         Italy
         Telephone: +39/010/84621
         Fax: +39/010/813849

         If to the SECURITY TRUSTEE:

         Fifth Floor
         100 Wood Street
         London EC2V 7EX
         England
         Tel. +44/20/7606/5451
         Fax. +44/20/7696/5261

         To the Attention of: Manager Trust Administration

12.      MISCELLANEOUS

12.1 No amendment to the provisions of this Agreement, or to the pledge created by this Agreement, and no waiver of the rights arising under this Agreement, will be effective unless the amendment or waiver is in writing and executed by the Pledgor and by the Security Trustee.

12.2 This Agreement is made in the English language only. However, where an Italian translation of a word or phrase appears in the text of this Agreement, the Italian translation of the word or phrase prevails.

13.      GOVERNING LAW AND JURISDICTION

13.1 This Agreement and the rights arising under the pledge created by this Agreement are governed by Italian law.

13.2 Unless otherwise provided for by mandatory law, the Court of Milan has the exclusive jurisdiction to hear any dispute arising between the parties out of this Agreement and the pledge created by this Agreement. Notwithstanding the foregoing, the right of the Secured Creditors to have recourse to any other competent judge pursuant to any applicable provision of the law remains unprejudiced.

14.      EXPENSES, COST AND TAXES

14.1     EXPENSES

         The Pledgor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to Paragraph 14.1.1 of this Article 14, such costs and expenses must be properly incurred) in connection with:

         14.1.1 the execution, release and discharge of this Agreement and the Security created or intended to be created in respect of the Accounts and the perfection of the

                  Security contemplated in this Agreement or in any such documents or forming part of the Security created or intended to be created in respect of the Accounts:

         14.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

         14.1.3   the foreclosure of any Accounts; and

         14.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Accounts,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

14.2     TAXES

         The Pledgor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Accounts and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by any Pledgor in paying any such Taxes or fees.

14.3 This Agreement is subject to registration in "caso d'uso", as provided in Law No. 131 of April 26, 1986, as subsequently amended, as it is an agreement executed outside the Republic of Italy.

London, 19 May 2003

W. JOHNSON

MARCONI SUD S.P.A.
REPRESENTED BY: WILLIAM E. JOHNSON

R. D. RANCE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.
SECURED CREDITOR AND SECURITY TRUSTEE
REPRESENTED BY: RICHARD DAVID RANCE

                                   SCHEDULE A1

      (Summary of Terms and Conditions of the Senior Note Indenture and the
                                 Senior Notes)

ISSUER:                    Marconi Corporation plc

CURRENCY:                  US Dollars

NOTIONAL AMOUNT:           US $ 717,139,584

ACCRUED INTEREST:          8 per cent. per annum, payable quarterly in arrears

LEGAL MATURITY DATE:       30 April 2008

DEPOSITORY:                The Bank of New York

ISSUE DATE:                19 May 2003

RATING:                    pending

GOVERNING LAW:             English

                         DESCRIPTION OF THE SENIOR NOTES

Each series of each tranche of the Senior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Senior Note" and together the "Global Senior Notes"). Title to the Global Senior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Senior Notes, including any Global Senior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Senior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue certificateless depositary interests to The Depositary Trust Company ("DTC") and certificated depositary interests (and, together with the certificateless depositary interests, "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg, which together represent a 100 per cent. interest in each underlying Global Senior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg

(the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct participants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry from by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Senior Notes of the series to which they correspond. Unless any series of the Senior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Senior Note is exchanged for the Senior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Senior Note(s) representing the Senior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Senior Note(s) for all purposes under the Senior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Senior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Senior Notes under the Senior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC, Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Senior Note Indenture, the applicable series of Senior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Senior Notes, the Book-Entry Interests (and corresponding Global Senior Notes) will not be exchangeable for Definitive Registered Notes except if:

         - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the CDI or CDIs, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

         - The Depositary notifies the Issuer and the Senior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

         - Upon request of DTC, Euroclear, Clearstream, Luxembourg, the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Senior Note Indenture has occurred and is continuing;

         - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Senior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Senior Note of the series so exchangeable.

                                   SCHEDULE A2

      (Summary of Terms and Conditions of the Junior Note Indenture and the
                                 Junior Notes)

ISSUER:                    Marconi Corporation plc

CURRENCY:                  US Dollars

NOTIONAL AMOUNT:           US $ 486,881,472

ACCRUED INTEREST:          10 per cent. per annum, or 12 per cent. if the Issuer
                           elects to pay interest in the form of PIK notes

LEGAL MATURITY DATE:       31 October 2008

DEPOSITORY:                The Bank of New York

ISSUE DATE:                19 May 2003

RATING:                    Pending

GOVERNING LAW:             English

                         DESCRIPTION OF THE JUNIOR NOTES

Each series of each tranche of the Junior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Junior Note" and together the "Global Junior Notes"). Title to the Global Junior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Junior Notes, including any Global Junior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Junior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue to The Depositary Trust Company ("DTC") certificateless depositary interests and certificated depositary interests (and, together with the certificateless depositary interests, the "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg CDIs, which together represent a 100 per cent. interest in each underlying Global Junior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg (the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct participants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry form by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Junior Notes of the series to which they correspond. Unless any series of the Junior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Junior Note is exchanged for the Junior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Junior Note(s) representing the Junior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Junior Note(s) for all purposes under the Junior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Junior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Junior Notes under the Junior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC, Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Junior Note Indenture, the applicable series of Junior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Junior Notes, the Book-Entry Interests (and corresponding Global Junior Notes) will not be exchangeable for Definitive Registered Notes except if:

         - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the certificateless depositary interest or interests, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

         - The Depositary notifies the Issuer and the Junior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

         - Upon request of DTC, Euroclear, Clearstream, Luxembourg, the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Junior Note Indenture has occurred and is continuing;

         - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Junior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Junior Note of the series so exchangeable.

                                   SCHEDULE B

                                     PART I

     (List of the New Bonding Facility Banks and New Bonding Facility Agent)

NEW BONDING FACILITY BANKS

HSBC Bank plc, with registered office at 8 Canada Square, London E14 5HQ.

JPMorgan Chase Bank, acting through an office at Trinity Tower, 9 Thomas More Street, London E1W 1YT.

NEW BONDING FACILITY AGENT

HSBC Bank plc, with registered office at 8 Canada Square, London E14 5HQ.

                                     PART II

     (Summary of Terms and Conditions of the New Bonding Facility Agreement)

FACILITY: Multicurrency revolving facility

MAXIMUM AGGREGATE PRINCIPAL AMOUNTS:E50,000,000

INTEREST RATE: fronting fee of 0.10% per annum plus bonding fee of 0.50% per annum;

DEFAULT INTEREST: the default interest rate shall be the interest rate equal to the applicable LIBOR plus 2.0% per annum plus 0.50% per annum plus the applicable mandatory cost (if any) for successive interest period;

REPAYMENT: the availability period under the New Bonding Facility Agreement will end on the date which is 18 (eighteen) months after the Effective Date of the Scheme, provided that such availability period may be extended to a date which is up to 30 (thirty) months after the Effective Date of the Scheme, but, in each case, letters of credit which have been made available during such availability period may continue after the availability period has come to the end. When used in this Schedule, the terms "Effective Date" and "Scheme" shall have the meaning given to such terms in the New Bonding Facility Agreement.

                                   SCHEDULE C

                              (LIST OF GUARANTORS)

PART I

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

PART II

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.
Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

Regents Place Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Communications Telemulti Ltda

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

                                   SCHEDULE D

                                   (Accounts)

DEPOSITORY      ACCOUNT                                                BALANCE AS OF
BANK NAME       NUMBER             ADDRESS           ABI/CAB            30/04/2003           CURRENCY
-----------------------------------------------------------------------------------------------------
UNICREDIT       5065375        via Petrarca 2r,    03226/01400           19,883.52             EUR
BANCA
D'IMPRESA                         Genova
-----------------------------------------------------------------------------------------------------
BANC              8838         via Catalani 6r,    01005/01410          189,147.77             EUR
NAZIONALE
DEL LAVORO                         Genova
-----------------------------------------------------------------------------------------------------
SAN PAOLO IMI  100011698       Via Fieschi 4,      01025/01400           13,815.53             EUR
               4                   Genova
-----------------------------------------------------------------------------------------------------
MONTE   DEI     2360/76        Via Travi 23r,      01030/01403            71,519.7             EUR
PASCHI   DI                       Genova
SIENA
-----------------------------------------------------------------------------------------------------
MONTE   DEI      100/11       Via Principe di      01030/74900           11,786.85             EUR
PASCHI   DI                   Napoli 1, Caserta
SIENA
CASERTA
-----------------------------------------------------------------------------------------------------
BANCA           33038.80       Via Sestri 114r,    06175/01421            417,328              EUR
CARIGE                             Genova
-----------------------------------------------------------------------------------------------------
BANCO    DI      44194        Via Porta D'Archi    03500/01400           741,514.9             EUR
BRESCIA                         2/4r, Genova
-----------------------------------------------------------------------------------------------------

                                   SCHEDULE E

                             [Pledgor's letterhead]

            NOTIFICATION TO DEPOSITORY BANKS PURSUANT TO ARTICLE 3.1

TO:      [-]

         [-]

Dear Sirs,

CONSTITUTION OF A PLEDGE OVER BANK ACCOUNTS

We hereby notify you that by way of a pledge agreement executed on 19 May 2003 between Marconi Sud S.p.A. (hereinafter the "PLEDGOR") and The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") on its behalf and as representative of the other Secured Creditors (as defined therein), the Pledgor created a pledge over its claim for restitution of the balance from time to time existing on the accounts indicated hereunder (hereinafter the "ACCOUNTS"). The undersigned also hereby grants you an irrevocable mandate to withdraw or transfer the sums deposited on the Accounts for and in favour of the Secured Creditors. Until notified to the contrary by the Security Trustee, the Pledgor is authorised to withdraw or transfer the sums on the Accounts. You shall not be held liable for the withdrawal or transfer of the sums deposited on the Account by the Pledgor, unless you have acted with gross negligence or wilful misconduct. Any sums withdrawn or transferred shall be deemed as released from the pledge, which shall, however, remain in full force and effect in respect of the balance from time to time existing on the Accounts.

Kind Regards.

[locations] [date]

MARCONI SUD S.P.A.

Account:

Account No. 1 [-]

                         [Carta intestata della Societa]

           NOTIFICA ALLE BANCHE DEPOSITARIE AI SENSI DELL'ARTICOLO 3.1

A:       [-]

         [-]

Egregi Signori,

COSTITUZIONE IN PEGNO DEI CONTI CORRENTI BANCARI

Con la presente Vi notifichiamo che, con contratto costitutivo di pegno sottoscritto in data 19 maggio 2003 tra Marconi Sud S.p.A. (in seguito il "COSTITUENTE") e The Law Debenture Trust Corporation p.l.c. (il "SECURITY TRUSTEE"), il quale ha agito per proprio conto e per conto dei Creditori Garantiti (Secured Creditors) ivi indicati, il Costituente ha costituito in pegno il credito per la restituzione del saldo in ogni tempo esistente sui conti correnti bancari indicati in calce alla presente (in seguito i "CONTI CORRENTI"). Con la presente, inoltre, la scrivente Vi conferisce mandato irrevocabile a prelevare o trasferire somme depositate sui Conti Correnti per conto e a favore dei Creditori Garantiti. Sino a diversa comunicazione da parte del Security Trustee, il Costituente potra prelevare o trasferire le somme a valere sui Conti Correnti. Non sarete ritenuti responsabili per il ritiro o il trasferimento di somme depositate nei Conti Correnti se non in caso di colpa grave o dolo. Laddove prelevate o trasferite si intenderanno liberate dal pegno il quale rimarra comunque in piena efficacia rispetto al saldo in ogni tempo esistente sui Conti Correnti.

Cordiali saluti.

[luogo] [data]

MARCONI SUD S.P.A.

CONTO CORRENTE:

Account No. 1 [-]

                                   SCHEDULE F

      (Statement of Acceptance by Depository Banks Pursuant to Article 3.2)

TO: The Law Debenture Trust Corporation p.l.c. (in its capacity as Security Trustee of the Secured Creditors)

Att.: [-]

COPY TO: [-]
Att.:    [-]

Dear Sirs,

Following the communication sent to us, we hereby acknowledge and accept that on 19 May 2003 an agreement creating a pledge over bank accounts (the "PLEDGE AGREEMENT") was executed between Marconi Sud S.p.A. (hereinafter the "PLEDGOR") and The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE") on its behalf and as representative of the other Secured Creditors (as defined therein), by which the Pledgor created a pledge for the benefit of the Security Trustee (for itself and as representative of the other Secured Creditors) over the claim for restitution of the balance from time to time existing on the bank accounts indicated below (the "ACCOUNTS"). The undersigned entity acknowledges and accepts its obligation to withdraw or transfer the sums deposited on the Accounts for and in favour of the Secured Creditors. We acknowledge that until notified to the contrary by the Security Trustee, the Pledgor is authorised to withdraw or transfer the sums on the Account. Any sums withdrawn or transferred shall be deemed as released from the pledge, which shall, however, remain in full force and effect in respect of the balance from time to time existing on the Accounts. The undersigned entity will not be held responsible for the utilisation of the sums by the Pledgor unless such undersigned entity has acted with gross negligence or wilful misconduct.

This statement is issued by [-], in its capacity as Depository Bank for the pledged Account.

Kind Regards.

[location, date]

_____________________

[DEPOSITORY BANK]

ACCOUNT:

Account No. 1 [-]

         DICHIARAZIONE DI ACCETTAZIONE DELLE BANCHE DEPOSITARIE AI SENSI
                               DELL'ARTICOLO 3.2

A: The Law Debenture Trust Corporation p.l.c. (in qualita di Security Trustee dei Creditori Garantiti)

         Att.: [-]

         COPIA A:
         Att.:    [-]

Egregi Signori,

facendo seguito alla comunicazione inviataci, con la presente prendiamo atto ed accettiamo che in data 19 maggio 2003 e stato sottoscritto un contratto costitutivo di pegno su conti correnti (il "CONTRATTO DI PEGNO") tra Marconi Sud S.p.A. (il "COSTITUENTE") e The Law Debenture Trust Corporation p.l.c. (il "SECURITY TRUSTEE"), che ha agito per proprio conto ed in rappresentanza degli altri Creditori Garantiti (Secured Creditors) ivi indicati, mediante il quale e stato costituito in pegno a favore del Security Trustee (per proprio conto nonche in rappresentanza degli altri Creditori Garantiti), il credito per la restituzione del saldo in ogni tempo esistente sui conti correnti bancari indicati in calce alla presente (i "CONTI CORRENTI"). Il sottoscritto ente prende atto ed accetta l'obbligo di disporre delle somme depositate sui Conti Correnti per conto e a favore del Security Trustee (per proprio conto nonche in rappresentanza degli altri Creditori Garantiti) nel momento in cui riceva comunicazione da parte dei The Law Debenture Trust Corporarion p.l.c., in qualita di Security Trustee. Sino a diversa comunicazione da parte del Security Trustee, il Costituente potra prelevare o trasferire somme a valere sui Conti Correnti in conformita del contratto sopra menzionato. Laddove prelevate o trasferite le somme si intenderanno liberate dal pegno, il quale rimarra comunque in piena efficacia rispetto al saldo in ogni tempo esistente sui Conti Correnti. La scrivente non sara ritenuta responsabile dal Costituente per il ritiro o il trasferimento delle somme depositate nei Conti Correnti se non in caso di colpa grave o dolo.

La presente dichiarazione viene rilasciata da [-], in qualita di Banca Depositaria dei Conti Correnti costituiti in pegno.

Cordiali saluti.
[luogo e data]

__________________

[BANCA DEPOSITARIA]

ACCOUNT:
Account No. 1 [-]

                                   SCHEDULE G

                (LETTER OF NOTIFICATION TO THE DEPOSITORY BANKS)

TO:      [-]

COPY TO: The Law Debenture Trust Corporation p.l.c. (in its capacity as Security Trustee of the Secured Creditors)

Pursuant to the agreement for the creation of a pledge over bank accounts executed on 19 May 2003 between Marconi Sud S.p.A. and The Law Debenture Trust Corporation p.l.c., the undersigned Marconi Sud S.p.A. confirms that:

the amount of Euro [ - ], which at the date hereof is the balance of the account held at your bank, number [-] in the name of [-]

is constituted in pledge in favour of the Secured Creditors, as defined in the above mentioned agreement in compliance with the terms of the same.

[certain date]

__________________

[[-]]

Schedule: written printout of the bank statement of the Account

                   LETTERA DI NOTIFICA ALLE BANCHE DEPOSITARIE

A:       [-]

COPIA A: The Law Debenture Trust Corporation p.l.c. (in qualita di Security Trustee dei Creditori Garantiti

Ai sensi della scrittura per la costituzione di diritti di pegno sui conti correnti bancari sottoscritta in data 19 maggio 2003 tra Marconi Sud S.p.A. (in seguito il "COSTITUENTE") e The Law Debenture Trust Corporation p.l.c. (in seguito il "SECURITY TRUSTEE"), la scrivente Marconi Sud S.p.A. conferma che:

la somma di Euro [-] costituente il saldo in data odierna del conto corrente acceso presso di Voi, numero [-], intestato ad [-]

sono costituite in pegno a favore dei Creditori Garantiti, cosi come definiti nella suddetta scrittura e secondo i termini della stessa.

[data certa]

_________________

[[-]]

All.: stampa cartacea dell'estratto conto di ciascuno dei Conti Correnti